Exhibit 16.


March 1, 2000


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

         RE:      Form 8-K
                  PowerSource Corporation



Dear Sir or Madam:

We have read Item 4 of Form 8-K dated February 25, 2000, of PowerSource Corporation and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


BANDARI & ASSOCIATES
Accountancy Corporation


/s/ Bob Bandari
-----------------------
Bob Bandari, CPA


BB;si